Filed Pursuant to Rule 424(b)(2)
Registration No. 333-178960

Callable Exchangeable Securities

UBS AG

December 6, 2013

PRODUCT SUPPLEMENT (To Prospectus dated January 11, 2012)

Product Supplement
Callable Exchangeable Securities

Linked to a single Common Stock or a Basket of Common Stocks

UBS AG from time to time may offer and sell Callable Exchangeable Securities, which we refer to as “Securities”, linked to either (i) a common stock, or American depositary shares, of a specific company (each, an “underlying equity”) or (ii) a weighted basket of common stocks or American depositary shares of more than one company (an “underlying basket”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name of the underlying equity or the several common stocks (each, a “basket equity” and together, the “basket equities”) comprising the underlying basket to which the return on the Securities is linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling.

Investing in the Securities involves significant risks. Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Except as otherwise described in the applicable pricing supplement, the general terms of the Securities are described in this product supplement and include the following:

Issuer:
UBS AG (“UBS”)
Booking Branch:
The booking branch of UBS will be specified in the applicable pricing supplement.
Issue Price:
Unless otherwise specified in the applicable pricing supplement, the issue price per Security will be equal to the principal amount of each Security.
Principal Amount:
Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $1,000 per Security.
Coupon:
Unless otherwise specified in the applicable pricing supplement, we will pay you interest on your principal amount during the term of the Securities, periodically in arrears, at the coupon rate per annum and on the coupon payment dates set forth in the applicable pricing supplement.
Exchange Right:
You may elect to require UBS to exchange your Securities, in whole or in part, prior to the maturity date (an “exchange right”) on any business day during a specified period (the “exchange period”). You must comply with the exchange procedures described under “General Terms of the Securities — Exchange Right — Exchange Procedures” beginning on page PS-26 in order to exchange your Securities.
Payment Upon an Exercise of the Exchange Right:
If the Securities are exchanged pursuant to an exercise of the exchange right, UBS will pay you, on the third business day following the applicable valuation date (the “exchange right settlement date”), an amount in cash for each exchanged Security equal to the conversion value plus any accrued and unpaid coupon to and including the applicable exchange right settlement date. After you exercise your exchange right, no further amounts will be owed to you under the exchanged Securities. You may lose some or all of your principal amount upon the exercise of the exchange right.
Payment Upon an Exercise of the Fundamental Change Put Right:
If the Securities are put to UBS pursuant to an exercise of the fundamental change put right (if specified as applicable in the related pricing supplement), UBS will pay you, on the third business day following the fundamental change put exercise date (as defined herein), an amount in cash, for each Security put to it, equal to the principal amount of your Security plus any accrued and unpaid coupon to and including the applicable fundamental change put exercise date (as defined herein). After you exercise your put right, no further amounts will be owed to you under the Securities put to UBS.
Payment upon Maturity:
Upon maturity UBS will deliver to you for each Security that you own an amount in cash equal to, with respect to Securities linked to an underlying equity or underlying basket, the greater of (i) the principal amount per Security and (ii) the arithmetic mean of the conversion values on each averaging date plus any accrued and unpaid coupon to and including the applicable maturity date.
Issuer Call:
We may, in our sole discretion, redeem your Securities in whole, but not in part, on any trading day (an “issuer call”) during a specified period (the “issuer call period”), for an amount determined as described below under “Payment upon a Call Date”. The Securities will be redeemed five (5) trading days after we deliver our call notice (the “call date”). We will not deliver a call notice later than the sixth trading day preceding the final valuation date. See “General Terms of the Securities — Issuer Call” on page PS-28.

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UBS Investment Bank

Product supplement dated December 6, 2013

Payment upon a Call Date:
Upon a call date UBS will deliver to you for each Security that you own an amount in cash equal to the greater of (i) the principal amount per Security and (ii) the conversion value plus any accrued and unpaid coupon to and including the call date.
Maturity Date:
The maturity date for the Securities will be specified in the applicable pricing supplement.
Conversion Value:
An amount determined with respect to the applicable valuation date measured as follows:
Upon Exercise of the Exchange Right and Issuer Call. With respect to Securities linked to an underlying equity, the conversion value will be calculated as the product of the share exchange amount multiplied by the closing price of the underlying equity on the applicable valuation date.
With respect to Securities linked to an underlying basket, the conversion value will be calculated as the sum of the basket equity cash values for each basket equity. For the purposes of determining the conversion value for Securities linked to an underlying basket, the “basket equity cash value” means, with respect to a basket equity, an amount of cash equal to the product of the share exchange amount for such basket equity multiplied by the closing price of such basket equity on the applicable valuation date.
Upon Maturity. With respect to Securities linked to an underlying equity, the conversion value will be for each averaging date, the product of the share exchange amount multiplied by the closing price of such underlying equity on such averaging date.
With respect to Securities linked to an underlying basket, the conversion value will be calculated as the sum of the basket equity cash values for each basket equity. For the purposes of determining the conversion value for Securities linked to an underlying basket, the “basket equity cash value” means, with respect to a basket equity for each averaging date the product of the share exchange amount for such basket equity multiplied by the closing price of the underlying equity on such averaging date.
Averaging Dates:
Unless otherwise specified in the applicable pricing supplement, the three consecutive trading days ending on the final valuation date on which the closing price is observed for purposes of determining the conversion value at maturity.
Share Exchange Amount:
With respect to Securities linked to an underlying equity, the “share exchange amount” means a number of shares of the underlying equity as specified in the applicable pricing supplement.
With respect to Securities linked to an underlying basket, the “share exchange amount” means, with respect to each basket equity in the underlying basket, a number of shares of such basket equity as specified in the applicable pricing supplement. The share exchange amount for an underlying equity or a basket equity may be adjusted in the case of certain corporate events as described under “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-33 and will be adjusted in the case of regular quarterly dividends that exceed or fall short of the target cash dividend as described under “General Terms of the Securities — Antidilution Adjustments — Increased and Decreased Regular Quarterly Dividends” beginning on page PS-36.
Initial Price:
Unless otherwise specified in the applicable pricing supplement, the closing price of the underlying equity or each basket equity determined on the trade date.
Conversion Premium Amount:
An amount specified in the applicable pricing supplement.
Target Cash Dividend:
With respect to an underlying equity or each basket equity, the amount of regular quarterly dividends per calendar quarter as specified in the applicable pricing supplement, provided that the first calendar quarter shall be deemed to commence on the date after the trade date specified in the applicable pricing supplement.
Valuation Date:
If the Securities are not subject to an exercise of the exchange right or issuer call, the valuation date will be the date specified in the applicable pricing supplement (the “final valuation date”), or the following trading day if such day is not a trading day.
If you excercise the exchange right, the valuation date will be the day on which the calculation agent determines that you have properly notified UBS of your desire for UBS to exchange the Securities in accordance with the procedures described in “General Terms of the Securities — Exchange Right — Exchange Procedures” beginning on page PS-26 or the following trading day if such day is not a trading day.
If the Securities are subject to the fundamental change put right, the valuation date will be the closing date of the fundamental change (as defined herein).

If the Securities are subject to an issuer call, the valuation date will be the third trading day prior to the call date.
The applicable valuation date is subject to postponement upon the occurrence of a market disruption event as described in “General Terms of the Securities — Market Disruption Event” beginning on page PS-31.
No Listing:
The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-14 of this product supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

ADDITIONAL INFORMATION ABOUT THE CALLABLE EXCHANGEABLE SECURITIES

You should read this product supplement together with the prospectus dated January 11, 2012, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series A, of which the Securities are a part, and any applicable pricing supplement related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Product Supplement

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Information	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to specifying the underlying equity or underlying basket and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean Callable Exchangeable Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 11, 2012, of UBS. References to the “applicable pricing supplement” mean the applicable pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What Are the Callable Exchangeable Securities?

The Callable Exchangeable Securities (“Securities”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG whose return is linked to the performance of (i) the common stock of a specific company (the “underlying equity”) or (ii) a weighted basket (an “underlying basket”) comprised of several common stocks (each a “basket equity” and, together, the “basket equities”). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADS”). We refer to the common stock represented by an ADS as “foreign stock”. If the underlying equity or a basket equity is an ADS, the term “foreign stock issuer” refers to the issuer of the foreign stock underlying the ADS. The underlying equity or underlying equities will be specified in the applicable pricing supplement to this product supplement.

Unless otherwise specified in the applicable pricing supplement, the principal amount of each Security will be $1,000 and the issue price per Security will be the principal amount. Regardless of how the underlying equity or underlying basket performs, for each offering of the Securities in which you invest, unless otherwise specified in the applicable pricing supplement we will pay you interest on your principal amount during the term of the Securities, periodically in arrears, at the coupon rate per annum and on the coupon payment dates set forth in the applicable pricing supplement for each offering of the Securities.

You may elect to require UBS to exchange your Securities, in whole or in part, prior to the maturity date (an “exchange right”) on any business day during a specified period (the “exchange period”). You must comply with the exchange procedures described under “General Terms of the Securities — Exchange Right  — Exchange Procedures” beginning on page PS-26 in order to exchange your Securities. If the Securities are exchanged pursuant to an exercise of the exchange right, UBS will pay you an amount in cash for each exchanged Security equal to the conversion value (as defined below) on the third business day following the applicable valuation date (the “exchange right settlement date”) plus any accrued and unpaid coupon to and including the applicable exchange right settlement date. After your Securities are exchanged pursuant to an exercise of the exchange right, no further amounts will be owed to you under the exchanged Securities.

If specified as applicable in the related pricing supplement, you may elect to put your Securities to UBS, in whole or in part, prior to the first averaging date, following the closing date of a fundamental change (as defined below) where the value of the distribution property related to such fundamental change consists of 10% or more of cash (a “fundamental change put right”). You must comply with the put procedures described under “General Terms of the Securities — Fundamental Change Put Right — Put Procedures” beginning on page PS-28 in order to put your Securities. If the Securities are put to UBS pursuant to an exercise of this right, UBS will pay you, on the third business day following the fundamental change put exercise date (as defined below), an amount in cash, for each Security put to UBS, equal to the principal amount of your Security plus any accrued and unpaid coupon to and including the applicable fundamental change put exercise date. After your Securities are put to UBS pursuant to an exercise of the put right, no further amounts will be owed to you under the Securities put to UBS.

Upon maturity, UBS will deliver to you for each Security that you own an amount in cash equal to, with respect to Securities linked to an underlying equity or underlying basket, the greater of (i) the principal amount per Security and (ii) the arithmetic mean of the conversion values on each averaging date plus any accrued and unpaid coupon to and including the applicable maturity date.

UBS may, in its sole discretion, redeem your Securities in whole, but not in part, on any trading day (an “issuer call”) during a specified period (the “issuer call period”), for an amount determined as described under “General Terms of the Securities — Payment Upon a Call Date” plus any accrued and unpaid coupon to and including the call date. The Securities will be redeemed five (5) trading days after we deliver our call notice (the “call date”). We will not deliver a call notice later than the sixth trading day preceding the final valuation date. See “General Terms of the Securities — Issuer Call” beginning on page PS-28.

Upon a call date, UBS will deliver to you for each Security that you own an amount in cash equal to the greater of (i) the principal amount per Security or (ii) the conversion value, plus any accrued and unpaid coupon to and including the call date.

Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “conversion value” is an amount determined with respect to the applicable valuation date, measured as follows:

Upon Exercise of the Exchange Right and Issuer Call.  With respect to Securities linked to an underlying equity, the conversion value will be calculated as the product of the share exchange amount multiplied by the closing price of the underlying equity on the applicable valuation date.

With respect to Securities linked to an underlying basket, the conversion value will be calculated as the sum of the basket equity cash values for each basket equity. For the purposes of determining the conversion value for Securities linked to an underlying basket, the “basket equity cash value” means, with respect to a basket equity, an amount of cash equal to the product of the share exchange amount for such basket equity multiplied by the closing price of such basket equity on the applicable valuation date.

Investing in the Securities involves significant risks. You may lose some or all of your principal amount upon the exercise of your exchange right.

Maturity Date.  With respect to Securities linked to an underlying equity, the conversion value will be for each averaging date, the product of the share exchange amount multiplied by the closing price of the underlying equity on such averaging date.

With respect to Securities linked to an underlying basket, the conversion value will be calculated as the sum of the basket equity cash values for each basket equity. For the purposes of determining the conversion value for Securities linked to an underlying basket, the “basket equity cash value” means, with respect to a basket equity for each averaging date the product of the share exchange amount for such basket equity multiplied by the closing price of the underlying equity on such averaging date.

“Averaging dates” means, unless otherwise specified in the applicable pricing supplement, the three consecutive trading days ending on the applicable valuation date on which the closing price is observed for purposes of determining the conversion value.

As used in this product supplement, “share exchange amount” means (i) with respect to Securities linked to an underlying equity, a number of shares of the underlying equity as specified in the applicable pricing supplement, or (ii) with respect to Securities linked to an underlying basket, for each basket equity, a number of shares of such basket equity as specified in the applicable pricing supplement. The share exchange amount for an underlying equity or a basket equity may be adjusted in the case of certain corporate events as described under “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-33 and will be adjusted in the case of regular quarterly dividends that exceed or fall short of the target cash dividend as described under “General Terms of the Securities — Antidilution Adjustments — Increased and Decreased Regular Quarterly Dividends” beginning on page PS-36.

A “Conversion Premium Amount” means an amount that will be specified in the applicable pricing supplement.

A “target cash dividend” means with respect to an underlying equity or each basket equity, a specific amount of regular quarterly dividends per calendar quarter as specified in the applicable pricing supplement. The first calendar quarter shall be deemed to commence on the day after the trade date specified in the applicable pricing supplement.

The “valuation date” is (i) if the Securities are subject to an issuer call, the third trading day prior to the call date, (ii) if you exercise an exchange right, the day on which the calculation agent determines that you have properly notified UBS of your desire for UBS to exchange the Securities in accordance with the procedures described under “General Terms of the Securities — Exchange Right — Exchange Procedures” beginning on page PS-26, (iii) if the Securities are subject to the fundamental change put right, the valuation date will be the closing date of the fundamental change, see “General Terms of the Securities — Fundamental Change Put Right — Put Procedures” beginning on page PS-28, or (iv) if the Securities are not subject to an exercise of an exchange right or issuer call prior to maturity, the date specified in the applicable pricing supplement (the “final valuation date”) or the following trading day if such day is not a trading day, in each case subject to postponement upon the occurrence of a market disruption event as described herein.

The trade date, the averaging dates and the final valuation date will be specified in the applicable pricing supplement.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of a different underlying equity or underlying basket and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying equity or underlying basket to which such offering is linked and the other terms of the Securities, and will not depend on the performance of any other offering of the Securities.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

What Are Some of the Risks of the Securities?

An investment in any Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

➢	Return on Securities at maturity or upon an issuer call — The return on the Securities upon an issuer call or at maturity is linked to the performance of the underlying equity or underlying basket and will depend on whether, and the extent to which, the conversion value upon an issuer call, or the arithmetic mean of the conversion values for each averaging date upon maturity, as applicable, is greater than the principal amount per Security. At maturity or upon an issuer call, the return on the Securities will be positive only if the conversion value, or the arithmetic mean of the conversion values on the averaging dates upon maturity, as applicable, plus the value of any coupon payments received, is greater than the principal amount. Furthermore, the share exchange amount may incorporate a conversion premium (expressed as a percentage), which would result in a lower share exchange amount on the trade date. In such case, the conversion value will exceed the principal amount per Security only if (i) in the case of an issuer call, the closing price of the underlying equity or the underlying basket increases by a percentage greater than the applicable conversion premium from the applicable trade date to the applicable valuation date or (ii) at maturity, the arithmetic mean of the closing prices of the underlying equity or the underlying basket on the averaging dates exceeds the initial price of the underlying equity or underlying basket by a percentage greater than the applicable conversion premium. In general a “conversion premium” is the percentage that the underlying equity or underlying basket equity must increase relative to its initial price for the conversion value to equal the principal amount of $1,000.
➢	Risk of loss upon exercise of the exchange right — The return on the Securities upon exercise of the exchange right is linked to the performance of the underlying equity or underlying basket and will depend on whether, and the extent to which, the conversion value is greater than or less than the principal amount per Security. The return on the Securities will be positive only if the conversion value, plus any applicable coupon payments, is greater than the principal amount. If you exercise your exchange right and the conversion value is less than the principal amount per Security, you will lose some or all of your initial investment. Because the share exchange amount may incorporate a conversion premium, the conversion value will exceed the principal amount per Security only if, in the case you exercise your exchange right, the price of the underlying equity or underlying basket increases by a percentage greater than the applicable conversion premium from the applicable trade date to the applicable valuation date.
➢	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.
➢	Market risk — The price of the underlying equity or any basket equity can rise or fall sharply due to factors specific to that underlying equity or basket equity and the issuer of such underlying equity or basket equity such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.
➢	We may call the Securities prior to maturity — We will have the right, in our sole discretion, to redeem the Securities, in whole, but not in part, upon five (5) trading days’ notice on any trading day during the issuer call period. If we redeem the Securities, you will not be able to hold your Securities to maturity, and you will not benefit from any subsequent appreciation of the underlying equity or underlying basket or receive any further payments (including coupon payments) on the Securities after the applicable call date. You may not be able to reinvest your principal amount in a comparable investment with similar characteristics as the Securities. We have no obligation to consider your interests in determining whether to call the Securities prior to the maturity date.
➢	No assurance that the Fundamental Change Put Right will be triggered — In the event that the distribution property does not consist of any cash or if the value of the distribution property consists of less than 10% of cash, you will not have the right to put your Securities to us. In addition, the fundamental change put provisions will not afford protection to holders of Securities in the event of other transactionis that could adversely affect the Securities. For example, transactions such as refinancings, restructurings, the events described in clauses (d) and (e) under “Reorganization Events” or acquisitions initiated by the issuer of the underlying equity may not constitute a fundamental change requiring us to purchase the Securities.
➢	Adjustments to the share exchange amount may impair the value of the Securities — In general, the calculation agent will adjust the share exchange amount for your Security downward in the event that the regular quarterly dividend for a given quarter is less than the target cash dividend. If the calculation agent adjusts the share exchange amount downward, the amount of cash you receive upon a call date or at maturity (or upon the exercise of an the exchange right) will be reduced and the market value of your Securities may be negatively affected. Whether the underlying equity issuer or basket equity issuer will pay dividends and, if so, the amounts of such dividends, is in its sole discretion and beyond our control. You will not receive any dividends that may be paid on the underlying equity by the underlying equity issuer or basket equity issuer.
➢	Owning the Securities is not the same as owning the underlying equity or basket equities — The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity or basket equities. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities, subject to adjustments in the case of regular quartely dividends that exceed or fall short of the target cash dividend as described under “General Terms of the Securities — Antidilution Adjustments — Increased and Decreased Regular Quarterly Dividends” beginning on page PS-36. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying equity or basket equities may have.
➢	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the value of the underlying equity or the underlying basket will rise or fall. There can be no assurance that the conversion value of the underlying equity or the underlying basket will rise above the principal amount of the Securities. The conversion value will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the underlying equity or basket equities. You should be willing to assume the risk that you may not receive any positive return on your Securities and that you may lose some or all of your principal amount upon the exercise of your exchange right.
➢	There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the Securities; and as a result, you may suffer substantial losses.
➢	Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price(s) of the underlying equity or basket equities; the price volatility of such underlying equity or basket equities; the dividend rate paid on the underlying equity or basket equities; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
➢	Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity or basket equities and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity or basket equities, may adversely affect the market price(s) of the underlying equity or basket equities and, therefore, the market value of the Securities.
➢	Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of any underlying equity or basket equities, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.
➢	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity or underlying basket to which the Securities are linked.
➢	Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.
➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-45 and discuss the tax consequences of your particular situation with your tax advisor.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Securities should be treated as a debt obligation subject to special rules governing contingent payment debt obligations for U.S. federal income tax purposes. Under these rules, you will generally be required to pay taxes on ordinary income from the Securities over their term based upon a comparable yield of the Securities, even though such income may exceed the coupon payments you receive. Your cost basis in your Securities will be increased by the amount you are required to include in income and decreased by the amount of coupon payments you receive. The comparable yield and projected payment schedule is neither a prediction nor a guarantee of what actual payments you will receive with respect to the Securities.

You will recognize gain or loss on the sale, exchange, (including exchange of your Securities for the underlying equity or basket equities), put, redemption at maturity, on exercise of the exchange right, or upon an issuer call in an amount equal to the amount realized and your adjusted tax basis in your

Securities. Any gain will be treated as additional ordinary interest income and any loss will be an ordinary loss to the extent of interest you have included in income with respect to the Securities, with any excess loss being a capital loss.

For a more complete discussion of the United States federal income tax consequences of your investment in the Securities, including tax consequences applicable to non-United States holders, please see the discussion under “Supplemental U.S. Tax Considerations” on page PS-45 and consult your tax advisor.

You should consult your tax advisor regarding the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Hypothetical examples of how the Securities perform

The examples below, twelve based on the performance of a single underlying equity and one based on the performance of an underlying basket, are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the conversion value relative to the principal amount of the Securities. We cannot predict the conversion value. You should not take these examples as an indication or assurance of the expected performance of the underlying equity or underlying basket. Numbers have been rounded for ease of analysis.

The following four examples illustrate the calculation of the payment at maturity for a hypothetical Security linked to a single underlying equity with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Term:	5 years
Issue Price:	$1,000
Principal Amount per Security:	$1,000
Interest Rate per Annum:	0.125%
Total Interest Payable:	$6.25
Initial Price of Underlying Equity:	$50
Conversion Premium Amount:	1.25
Share Exchange Amount*:	16

*	These examples assume no dividend adjustments are made because of an increased regular quarterly dividend or decreased regular quarterly dividend. The Share Exchange Amount will be an amount equal to $1,000 per Security divided by the initial price divided by the conversion premium amount of 1.25.

Example #1:  At maturity, the closing prices of the underlying equity on each of the averaging dates are $65.00, $67.50 and $70.00, respectively.

At maturity, since the arithmetic mean of the conversion values on each averaging date is greater than the principal amount of $1,000, UBS will deliver to you an amount in cash equal to the arithmetic mean of the conversion values plus the applicable coupon, which yields an 8.63% total return on the Securities based on the arithmetic mean of closing prices of the underlying equity on the averaging dates exceeding the initial price by 35%.

Share Exchange Amount:	16 shares
Arithmetic Mean of the Conversion Values:	$1,080
Coupon Payments:	$6.25
Total:	$1,086.25
Total Return on the Securities:	8.63%

Example #2:  At maturity, the closing prices of the underlying equity on each of the averaging dates are $57.50, $62.50 and $67.50, respectively.

At maturity, since the arithmetic mean of the conversion values on each averaging date is equal to the principal amount of $1,000, UBS will deliver to you an amount in cash equal to the principal amount of

$1,000 plus the applicable coupon, which yields a 0.625% total return on the Securities based on the arithmetic mean of the closing prices of the underlying equity on each averaging date exceeding the initial price by 25%.

Share Exchange Amount:	16 shares
Arithmetic Mean of the Conversion Values:	$1,000 (which equals the principal amount of $1,000)
Coupon Payments:	$6.25
Total:	$1,006.25
Total Return on the Securities:	0.625%

Example #3:  At maturity, the closing prices of the underlying equity on each of the averaging dates are $50.00, $51.00 and $64.00, respectively.

At maturity, although the arithmetic mean of the conversion values on each averaging date is $880.00, UBS will deliver to you an amount in cash equal to the principal amount of $1,000 plus the applicable coupon, which results in a 0.625% total return on the Securities, notwithstanding the arithmetic mean of the closing prices of the underlying equity on each averaging date exceeding the initial price by 10%, as the payment at maturity is at least the principal amount of $1,000 plus the applicable coupon.

Share Exchange Amount:	16 shares
Principal Amount:	$1,000
Coupon Payments:	$6.25
Total:	$1,006.25
Total Return on the Securities:	0.625%

Example #4:  At maturity, the closing prices of the underlying equity on each of the averaging dates are $40.00, $45.00 and $50.00, respectively.

At maturity, although the arithmetic mean of the conversion values on each averaging date is $720.00, UBS will deliver to you an amount in cash equal to the principal amount of $1,000 plus the applicable coupon, which yields a 0.625% total return on the Securities, notwithstanding that the arithmetic mean of the closing prices of the underlying equity on the averaging dates is less than the initial price by 10%, as the payment at maturity is at least the principal amount of $1,000 plus the applicable coupon.

Share Exchange Amount:	16 shares
Principal Amount:	$1,000
Coupon Payments:	$6.25
Total:	$1,006.25
Total Return on the Securities:	0.625%

The following four examples illustrate the calculation of the payment upon an issuer call for a hypothetical Security linked to a single underlying equity occurring two years and six months from the settlement date (the actual terms and settlement date for the Securities will be specified in the applicable pricing supplement).

Example #1:  Upon an issuer call, the closing price of the underlying equity on the applicable valuation date is $67.50.

Upon issuer call, since the conversion value is greater than the principal amount of $1,000, UBS will deliver to you an amount in cash equal to such conversion value plus the applicable coupon, which yields an 8.32% total return on the Securities based on the closing price of the underlying equity on the applicable valuation date exceeding the initial price by 35%.

Share Exchange Amount:	16 shares
Conversion Value:	$1,080
Coupon Payments:	$3.13
Total:	$1,083.13
Total Return on the Securities:	8.32%

Example #2:  Upon an issuer call, the closing price of the underlying equity on the applicable valuation date is $62.50.

Upon Issuer Call, since the conversion value is equal to the principal amount of $1,000, UBS will deliver to you an amount in cash equal to the principal amount of $1,000 plus the applicable coupon which results in a 0.313% total return on the Securities based on the closing price of the underlying equity on the valuation date exceeding the initial price by 25%.

Share Exchange Amount:	16 shares
Conversion Value:	$1,000 (which equals the principal amount of $1,000)
Coupon Payments:	$3.13
Total:	$1,003.13
Total Return on the Securities:	0.313%

Example #3:  Upon an issuer call, the closing price of the underlying equity on the applicable valuation date is $55.00.

Upon issuer call, although the conversion value on the valuation date is $880.00, UBS will deliver to you an amount in cash equal to the principal amount of $1,000 plus the applicable coupon, which results in a 0.313% total return on the Securities, notwithstanding the closing price of the underlying equity on the valuation date exceeding the initial price by 10%, as the payment upon issuer call is at least the principal amount of $1,000 plus the applicable coupon.

Share Exchange Amount:	16 shares
Principal Amount:	$1,000.00
Coupon Payments:	$3.13
Total:	$1,003.13
Total Return on the Securities:	0.313%

Example #4:  Upon an issuer call, the closing price of the underlying equity on the applicable valuation date is $45.00.

Upon Issuer Call, although the conversion value on the applicable valuation date is $720.00, UBS will deliver to you an amount in cash equal to the principal amount of $1,000 plus the applicable coupon, which yields a 0.313% total return on the Securities, notwithstanding that the closing price of the underlying equity on the applicable valuation date is less than the initial price by 10%, as the payment upon issuer call is at least the principal amount of $1,000 plus the applicable coupon.

Share Exchange Amount:	16 shares
Principal Amount:	$1,000.00
Coupon Payments:	$3.13
Total:	$1,003.13
Total Return on the Securities:	0.313%

The following four examples illustrate the calculation of the payment upon the exercise of the exchange right for a hypothetical Security linked to a single underlying equity occurring two years and six months from the settlement date (the actual terms and settlement date for the Securities will be specified in the applicable pricing supplement).

Example #1:  Upon the exercise of the exchange right, the closing price of the underlying equity on the applicable valuation date is $67.50.

Upon the exercise of the exchange right, UBS will deliver to you an amount in cash equal to the conversion value plus the applicable coupon, which yields an 8.32% total return on the Securities based on the closing price of the underlying equity on the applicable valuation date exceeding the initial price by 35%.

Share Exchange Amount:	16 shares
Conversion Value:	$1,080
Coupon Payments:	$3.13
Total:	$1,083.13
Total Return on the Securities:	8.32%

Example #2:  Upon the exercise of the exchange right, the closing price of the underlying equity on the applicable valuation date is $62.50.

Upon the exercise of the exchange right, UBS will deliver to you an amount in cash equal to the conversion value plus the applicable coupon, which yields a 0.313% total return on the Securities based on the closing price of the underlying equity on the valuation date exceeding the initial price by 25%.

Share Exchange Amount:	16 shares
Conversion Value:	$1,000
Coupon Payments:	$3.13
Total:	$1,003.13
Total Return on the Securities:	0.313%

Example #3:  Upon the exercise of the exchange right, the closing price of the underlying equity on the applicable valuation date is $55.00.

Upon the exercise of the exchange right, UBS will deliver to you an amount in cash equal to the conversion value plus the applicable coupon, which results in a loss of 11.69% on the Securities, notwithstanding the closing price of the underlying equity on the valuation date exceeding the initial price by 10%.

Share Exchange Amount:	16 shares
Conversion Value:	$880.00
Coupon Payments:	$3.13
Total:	$1,083.13
Total Return on the Securities:	-11.69%

Example #4:  Upon the exercise of the exchange right, the closing price of the underlying equity on the applicable valuation date is $45.00.

Upon the exercise of the exchange right, UBS will deliver to you an amount in cash equal to the conversion value plus the applicable coupon, which results in a loss of 27.69% on the Securities, notwithstanding that the closing price of the underlying equity on the applicable valuation date is only less than the initial price by 10%.

Share Exchange Amount:	16 shares
Conversion Value:	$720.00
Coupon Payments:	$3.13
Total:	$723.13
Total Return on the Securities:	-27.69%

The following example illustrates the calculation of the payment upon maturity for a hypothetical Security based on an underlying basket comprised of three basket equities (actual terms for the Securities will be specified in the applicable pricing supplement):

Example #1:  At maturity, the arithmetic mean of the conversion values on each averaging date of the Underlying Basket is $1200.26.

Basket Equity	Closing Price on each Averaging Date	Share Exchange Amount
A	$70	10.00
B	$32	7.50
C	$91	2.86

Given the above assumptions (including the assumption that the closing price for each basket equity will be the same on all three averaging dates), the conversion value will be calculated as the sum of the basket equity cash values on each averaging date, as shown below:

  = (A closing price × A share exchange amount) +

    (B closing price × B share exchange amount) +

    (C closing price × C share exchange amount)

  = ($70 × 10) + ($32 × 7.50) + ($91 × 2.86)) = $1200.26

Arithmetic mean of the conversion values on each averaging date for the basket equity:

   [$1200.26 + $1200.26 + $1200.26]

   3

At maturity, since the arithmetic mean of the conversion values on each averaging date is greater than the principal amount of $1,000, UBS will deliver to you an amount in cash equal to the arithmetic mean of the conversion values.

Total Return:

Basket Equity A:	$700.00
Basket Equity B:	$240.00
Basket Equity C:	$260.26
Arithmetic Mean of the Conversion values:	$1200.26
Coupon Payments:	$6.25
Total:	$1,206.51
Total Return on the Securities:	20.65%

Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment that could be delivered for each of your Securities on a call date, exchange right settlement date or the stated maturity date (as the case may be) based on a range of hypothetical closing prices of the underlying equity or basket equity and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical values of the underlying equity or the underlying basket on the applicable valuation date, could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on values for the underlying equity or the underlying basket that may not be achieved on the applicable valuation date and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Securities on a call date, exchange settlement date or the stated maturity date (as the case may be) may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the underlying equity or the basket equities. The factors listed under “Risk Factors — Owning the Securities is not the same as owning the underlying equity or the basket equities,” among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying equity or basket equities:

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-14 of this product supplement.

We cannot predict the prices of the underlying equity or basket equities or, therefore, whether the conversion value (or, in the case of maturity, the arithmetic mean of the conversion values for each averaging date) for any particular offering of the Securities will be greater than the principal amount of the Securities. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be delivered in respect of your Securities on a call date or on maturity or on an exchange right settlement date (as the case may be), nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were to invest directly in the underlying equity or the basket equities.

Risk Factors

The return on the Securities at maturity is linked to the performance of the underlying equity or underlying basket and will depend on whether, and the extent to which, the conversion value, or at maturity the arithmetic mean of the conversion values for each averaging date, is greater than the principal amount of the Securities. Investing in the Securities is not equivalent to a direct investment in the underlying equity or basket equities. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Securities.

Return on Securities at maturity or upon an issuer call.

The return on the Securities upon an issuer call or at maturity is linked to the performance of the underlying equity or underlying basket and will depend on whether, and the extent to which, the conversion value upon an issuer call, or the arithmetic mean of the conversion values for each averaging date upon maturity, as applicable, is greater than the principal amount per Security. At maturity or upon an issuer call, the return on the Securities will be positive only if the conversion value, or the arithmetic mean of the conversion values on the averaging dates upon maturity, as applicable, plus the value of any coupon payments received, is greater than the principal amount. Furthermore, the share exchange amount may incorporate a conversion premium (expressed as a percentage), which would result in a lower share exchange amount on the trade date. In such case, the conversion value will exceed the principal amount per Security only if (i) in the case of an issuer call, the closing price of the underlying equity or the underlying basket increases by a percentage greater than the applicable conversion premium from the applicable trade date to the applicable valuation date or (ii) at maturity, the arithmetic mean of the closing prices of the underlying equity or the underlying basket on the averaging dates exceeds the initial price of the underlying equity or underlying basket by a percentage greater than the conversion premium.

Risk of loss upon exercise of the exchange right.

The return on the Securities upon exercise of the exchange right is linked to the performance of the underlying equity or underlying basket and will depend on whether, and the extent to which, the conversion value is greater than or less than the principal amount per Security. The return on the Securities will be positive only if the conversion value, plus any applicable coupon payments, is greater than the principal amount. If you exercise your exchange right and the conversion value is less than the principal amount per Security, you will lose some or all of your initial investment. Because the share exchange amount may incorporate a conversion premium, the conversion value will exceed the principal amount per Security only if, in the case you exercise your exchange right, the price of the underlying equity or underlying basket increases by a percentage greater than the applicable conversion premium from the applicable trade date to the applicable valuation date.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

We may call the Securities prior to maturity.

We will have the right, in our sole discretion, to redeem the Securities, in whole, but not in part, upon five (5) trading days’ notice on any trading day during the issuer call period. If we redeem the Securities,

Risk Factors

you will not be able to hold your Securities to maturity and you will not benefit from any subsequent appreciation of the underlying equity or underlying basket or receive any further payments (including coupon payments) on the Securities after the applicable call date. You may not be able to reinvest your principal amount in a comparable investment with similar characteristics as the Securities. We have no obligation to consider your interests in determining whether to call the Securities prior to the maturity date.

Owning the Securities is not the same as owning the underlying equity or the basket equities.

The return on your Securities will not reflect the return you would realize if you actually owned the underlying equity or the basket equities and held such investment for a similar period because:

➢	the return on such a direct investment would depend primarily upon the relative appreciation or depreciation of the underlying equity or underlying basket during the term of the Securities, and not on whether the conversion value (or, in the case of maturity, the arithmetic mean of the conversion values for each averaging date) is greater than the principal amount of the Securities;
➢	in the case of a direct investment in the underlying equity or basket equities, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;
➢	in the case of a direct investment in the underlying equity or basket equities, you would not be subject to upward or downward adjustment of the share exchange amount for your Security in the event that the regular quarterly dividend for a given quarter is less than or greater than (as applicable) the target cash dividend;
➢	an investment directly in the underlying equity or basket equities is likely to have tax consequences that are different from an investment in the Securities; and
➢	an investment directly in the underlying equity or basket equities may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in the underlying equity or basket equities, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

Even if the market price of the underlying equity or the underlying basket increases during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the value of the underlying equity or the underlying basket to increase while the market value of the Securities declines. Furthermore, even if a regular quarterly dividend payment results in a decline in the market value of the underlying equity issuer or basket equity issuer (and, thus, of your Security) and also results in an upward adjustment of the share exchange amount, there is no assurance that any adjustment of the share exchange amount, that may be made will compensate you for any resulting decline in market value. In addition, any upward adjustment of the share exchange amount resulting from increased regular quarterly dividends may be more than offset by downward adjustments of the share exchange amount resulting from decreased regular quarterly dividends during other relevant calendar quarters.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the value of the underlying equity or the underlying basket will rise or fall. There can be no assurance that the conversion value will rise above the principal amount of the Securities. The conversion value will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the underlying equity or basket equities. You should be willing to assume the risk that you may not receive any positive return on your Securities.

Risk Factors

If the Securities are linked to an underlying basket, changes in the prices of the basket equities may offset each other.

If the Securities are linked to an underlying basket, the return on the Securities will be linked to a weighted basket comprised of the basket equities. While the prices of some basket equities may appreciate over the term of the Securities, the prices of other basket equities may not appreciate during the term of the Securities as much or may even decline. Therefore, in determining whether the conversion value is greater than the principal amount of the Securities and the payment on the Securities, upon an exercise of the exchange right, a call date or at maturity, increases in the prices of one or more of the basket equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other basket equities. This effect is further amplified by differing weights of the basket equities. More heavily weighted basket equities will have a larger impact on the underlying return than basket equities with lesser weightings.

Depending on the composition of the distribution property and the occurrence of some other significant restructuring transactions that do not trigger the Fundamental Change Put Right, you will not have the right to put your securities to us.

Upon the closing date of a fundamental change where the value of the distribution property (as valued by the calculation agent as described further under “Reorganization Events” on page PS-38) consists of 10% or more of cash, you have the right to exercise the fundamental change put right. However, in the event that the distribution property does not consist of any cash or if the value of the distribution property consists of less than 10% of cash, you will not have the right to put your Securities to us. In addition, the fundamental change put provisions will not afford protection to holders of Securities in the event of other transactions that could adversely affect the Securities. For example, transactions such as refinancings, restructurings, the events described in clauses (d) and (e) under “Reorganization Events” or acquisitions initiated by the issuer of the underlying equity may not constitute a fundamental change requiring us to purchase the Securities. In the event of any such transaction(s), the holders would not have the right to put the Securities to us even though each of these transactions could decrease the value of the issuer of the underlying equity, or otherwise adversely affect the capital structure or any credit ratings of the issuer of the underlying equity, thereby adversely affecting the holders of Securities.

You have limited antidilution protection.

For certain corporate events affecting the underlying equity or a basket equity, the calculation agent may make adjustments to the share exchange amount of the affected underlying equity or basket equity (as the case may be). However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity or a basket equity. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying equity or a basket equity or anyone else makes a partial tender offer or a partial exchange offer for that underlying equity or basket equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, that described in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments” on page PS-33 and “General Terms of the Securities — Role of Calculation Agent” on page PS-43 for a description of the items that the calculation agent is responsible for determining.

Adjustments to the share exchange amount may impair the value of the Securities if the regular quarterly dividends are less than the target cash dividend.

The amount that you are entitled to receive upon a call date or at maturity (or upon the exercise of the exchange right) is subject to adjustment if the underlying equity issuer or a basket equity issuer pays regular quarterly dividends that are higher or lower than the applicable target cash dividend, as we

Risk Factors

describe under “General Terms of the Securities — Antidilution Adjustments — Increased and Decreased Regular Quarterly dividends” and “General Terms of the Securities — Antidilution Adjustments — Other Dividends and Distributions” below. In general, the calculation agent will adjust the share exchange amount for your Security upward in the event that the regular quarterly dividend for a given calendar quarter is greater than the target cash dividend (an “increased regular quarterly dividend”) and downward in the event that the regular quarterly dividend for a given quarter is less than the target cash dividend (a “decreased regular quarterly dividend”). If a decreased dividend occurs and the calculation agent adjusts the share exchange amount downward, the amount of cash you receive upon a call date or at maturity (or upon the exercise of the exchange right) will be reduced and the market value of your Securities may be negatively affected. Whether the share exchange amount will be adjusted for any particular regular quarterly dividend and whether the adjustment will be upward or downward will depend on the regular quarterly dividend for that quarter. It is impossible to predict whether and to what extent the underlying equity issuer or basket equity issuer will pay dividends that are higher or lower than the applicable target cash dividend for any given calendar quarter or whether the underlying equity issuer or basket equity issuer will continue to pay dividends at all. Thus, unless the underlying equity issuer or basket equity issuer pays regular quarterly dividends for each calendar quarter that are equal to or higher than the target cash dividend, it is possible that the share exchange amount for your Security will be adjusted downward in respect of some or all of the relevant calendar quarters and, therefore, that the amount you receive at upon a call date or at maturity (or upon the exercise of the exchange right) will be reduced and the market value of your Security will be negatively affected. Whether the underlying equity issuer or basket equity issuer will pay dividends and, if so, the amounts of such dividends, is in its sole discretion and beyond our control. You will not receive any dividends that may be paid on the underlying equity by the underlying equity issuer or basket equity issuer. See “— Owning the Securities is not the same as owning the underlying equity or the basket equities” above for additional information. A regular quarterly dividend payment could result in both a decline in the market value of the underlying equity issuer or basket equity issuer (and, thus, of your Security) and a downward adjustment of the share exchange amount if the regular quarterly dividend payment is less than the applicable target cash dividend. Any downward adjustment of the share exchange amount will further reduce the market value of your Security and thus the amount you receive at maturity (or upon exercise of our issuer call right or your exchange right). Even if a regular quarterly dividend payment that results in a decline in the market value of the underlying equity issuer or basket equity issuer (and, thus, of your Security) also results in an upward adjustment of the share exchange amount, there is no assurance that any adjustment of the share exchange amount that may be made will compensate you for any resulting decline in market value. In addition, any upward adjustment of the share exchange amount resulting from increased regular quarterly dividends may be more than offset by downward adjustments of the share exchange amount resulting from decreased regular quarterly dividends during other relevant calendar quarters. Whether or not the share exchange amount for your Security will be adjusted in respect of regular quarterly dividends and the timing of such adjustments will be determined by the calculation agent. The calculation agent will not adjust the share exchange amount for any decreased or increased dividends that occur after the valuation date. Thus, the share exchange amount for your Security will not be adjusted even if the underlying equity issuer or basket equity issuer pays an increased regular quarterly dividend after that date. In addition, the adjustments described above will not apply to any dividends that are not paid in cash.

The calculation agent can postpone the determination of the conversion value, and therefore the maturity date, if a market disruption event occurs.

The determination of the conversion value may be postponed with respect to an underlying equity or a basket equity if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying equity or basket equity on the applicable valuation date (or, in the case of maturity, on any averaging date). If such a postponement occurs, the calculation agent will

Risk Factors

determine the conversion value by reference to the closing price of the underlying equity or affected basket equity on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying equity or affected basket equity. In no event, however, will the final valuation date be postponed by more than eight trading days. As a result, the maturity date for the Securities could also be postponed, although not by more than eight trading days.

If the determination of the closing price of the underlying equity or affected basket equity on the applicable valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying equity or basket equity on that day, that day will nevertheless be the date on which the conversion value will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the conversion value that would have prevailed in the absence of the market disruption event. See “General Terms of the Securities — Market Disruption Event”.

The averaging feature may reduce your return on the Securities.

Your payment at maturity is based on the arithmetic mean of the closing prices of the underlying equity or basket equity as of each averaging date, as determined by the calculation agent. This valuation methodology could produce a final payment that is significantly less than the return you would have received if the Securities did not have such a feature. For example, it is possible you will not have a positive return on the Securities even though the conversion value of the underlying equity or basket equity on the final valuation date exceeds the principal amount on the Securities, as a result of low conversion values on the previous averaging dates. Similarly, in the event that the market is trending upwards during the averaging dates prior to and including the final valuation date, it is likely that the conversion value of the underlying equity or basket equity on the final valuation date will be higher than the arithmetic mean of the conversion values over this period, which will result in a payment at maturity that is less than that which would be paid if no averaging feature existed.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the price of the underlying equity has risen since the trade date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Securities. Generally, we expect that the value of the underlying equity or the underlying basket on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying equity or basket equities (i.e., the frequency and magnitude of changes in the price of the underlying equity or basket equities over the term of the Securities);

Risk Factors

➢	the dividend rate paid on the underlying equity or basket equities (while not paid to holders of the Securities, dividend payments on the underlying equity or the basket equities may influence the value of the Securities);
➢	the extent of any adjustment of the share exchange amount for your Security in the event that the regular quarterly dividend for a given quarter is less than or greater than the target cash dividend;
➢	interest rates in the U.S. market and each market related to the underlying equity or basket equities;
➢	the time remaining to the maturity of the Securities;
➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;
➢	if the underlying equity or a basket equity is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the foreign stock is traded;
➢	the creditworthiness of UBS; and
➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the price(s) of the underlying equity or basket equities and equity and commodity markets generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE UNDERLYING EQUITY
OR BASKET EQUITIES

The respective issuer of the underlying equity or a basket equity — and thus the underlying equity or basket equity — is subject to various market risks.

The respective issuer of the underlying equity or a basket equity (each, an “underlying equity issuer”) are subject to various market risks. Consequently, the price of the underlying equity or basket equity may fluctuate depending on the respective markets in which the respective underlying equity issuer operates. The price of each underlying equity or basket equity can rise or fall sharply due to factors specific to that underlying equity or basket equity and the corresponding underlying equity issuer, such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity market volatility and levels, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the underlying equity issuer(s) of the underlying equity or basket equities to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the Securities and Exchange Commission (“SEC”).

Risk Factors

UBS and its affiliates have no affiliation with any underlying equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any underlying equity issuer in respect of the underlying equity or any basket equity and have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer. The underlying equity issuers are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. An underlying equity issuer may take actions that could adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer. None of the issue price you pay for the Securities will go to any underlying equity issuer.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective underlying equity issuer(s) and the underlying equity or basket equities from publicly available information, without independent verification. We do not disclaim liability or responsibility for any information disclosed herein regarding the respective underlying equity issuer(s) or the underlying equity or basket equities. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the respective underlying equity issuer(s) or the underlying equity or basket equities. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer(s) and the underlying equity or basket equities for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the SEC.

This product supplement relates only to the Securities and does not relate to the underlying equity or basket equities or any underlying equity issuer.

Historical performance of the underlying equity or the basket equities should not be taken as an indication of the future performance of the underlying equity or basket equities during the term of the Securities.

The historical performance of the underlying equity or the basket equities should not be taken as an indication of the future performance of such underlying equity or basket equities. As a result, it is impossible to predict whether the price of the underlying equity or a basket equity will rise or fall. The closing price(s) of the underlying equity or the basket equities will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the respective underlying equity issuers and the market price(s) of the underlying equity or the basket equities.

Moreover, any underlying basket to which any Securities may be linked does not have a recognized market value and no historical performance data will be available. The closing prices of the basket equities will determine the value of the underlying basket.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

The underlying equity or the basket equities to which your Securities may be linked may be an ADS representing foreign stock. In addition, following certain corporate events affecting the underlying equity or a basket equity, such underlying equity or basket equity may be replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market

Risk Factors

developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges. Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where the underlying equity or a basket equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of any relevant security, futures contract or commodity on non-U.S. markets and, as a result, may affect the value of the Securities. As a consequence, such fluctuations could adversely affect an investment in the Securities if the underlying equity or a basket equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the Securities if the underlying equity or a basket equity is an ADS, which is quoted and traded in U.S. dollars, but represents a foreign stock that is quoted and traded in a foreign currency.

Risk Factors

We will not make any adjustment or change in the terms of the Securities in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks, which are substantial and material.

If the underlying equity or a basket equity is an ADS, the value of the ADSs may not completely track the price of the foreign stock represented by such ADSs.

If the underlying equity or a basket equity is an ADS, you should be aware that, although the trading characteristics and valuations of the ADSs will usually mirror the characteristics and valuations of the foreign stock represented by the ADSs, the value of ADSs upon which an offering of the Securities is based may not completely track the value of the foreign stock represented by such ADSs. Active trading volume and efficient pricing for such foreign stock on the markets on which that foreign stock principally trades will usually, but not necessarily, indicate similar characteristics in respect of the ADSs. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADSs than for the foreign stock. Since holders of the ADSs may surrender the ADSs to take delivery of and trade the foreign stock (a characteristic that allows investors in ADSs to take advantage of price differentials between different markets), an illiquid market for the foreign stock generally will result in an illiquid market for the ADSs representing such foreign stock.

If the underlying equity or a basket equity is an ADS, the trading price of the ADSs and the trading price of the Securities linked to the ADSs will be affected by conditions in the markets where those ADSs principally trade.

Although the market price of ADSs upon which an offering of Securities is based is not directly tied to the trading price of the foreign stock in the non-U.S. markets where such foreign stock principally trades, the trading price of ADSs is generally expected to track the U.S. dollar value of the currency of the country where the foreign stock principally trades and the trading price of such foreign stock on the markets where that foreign stock principally trades. This means that the trading value of any ADSs upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the foreign stock principally trades and by factors affecting the markets where such foreign stock principally trades.

There are important differences between the rights of holders of ADSs and the rights of holders of the foreign stock.

If the underlying equity or a basket equity is an ADS, you should be aware that your Securities are linked to the ADS and not the foreign stock represented by such ADS, and there exist important differences between the rights of holders of an ADS and the foreign stock such ADS represents. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of the foreign stock. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign stock issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign stock issuer. For example, the foreign stock issuer may make distributions in respect of the foreign stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the foreign stock may be significant and may materially and adversely affect the market value of your Securities.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlying equity or any basket equity, or futures, options, exchange traded funds or other derivative products based on the underlying equity or any basket equity may adversely affect any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-44, UBS or its affiliates may hedge their obligations under the Securities by purchasing the underlying equity or the basket equities, futures,

Risk Factors

options or exchange traded funds on the underlying equity or the basket equities or other exchange traded or over the counter derivative instruments with returns linked or related to changes in the performance of the underlying equity or the basket equities, and they may adjust these hedges by, among other things, purchasing or selling the underlying equity or the basket equities, futures, options, or exchange traded funds or other exchange traded or over the counter derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price(s) of the underlying equity or the basket equities and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the underlying equity or the basket equities and other investments relating to the underlying equity or the basket equities on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the underlying equity or the basket equities and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying equity or the basket equities. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying equity or the basket equities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of the underlying equity or any basket equity, could be adverse to the interests of the holders of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing price(s) of the underlying equity or basket equities and, therefore, the amount payable at maturity and the market value of the Securities.

Risk Factors

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the price of the underlying equity or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equity or the underlying basket to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying equity or a basket equity has occurred or is continuing on a valuation date or averaging date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADSs that may constitute the underlying equity or a basket equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADSs. If the underlying equity or any basket equity is an ADS and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, in its capacity as depositary for the ADSs, may be adverse to your interests as a holder of Securities.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-45 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

Coupon

Unless otherwise specified in the applicable pricing supplement, interest on your principal amount will be paid in arrears in periodic installments during the term of the Securities on an unadjusted basis regardless of the performance of the underlying equity. The frequency of coupon payments and the corresponding coupon payment dates for the applicable offering of the Securities will be as set forth in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, each payment of interest due on a coupon payment date, exchange right settlement date, call date or on the maturity date, as the case may be, will include interest accrued from the last date to which interest has been paid or made available for payment (or the issue date in the case of the first coupon payment date) to the relevant coupon payment date. UBS will compute interest on the Securities on the basis of a 360-day year of twelve 30-day months. If the call date or the maturity date is postponed beyond the originally scheduled call date or maturity date due to the occurrence of a market disruption event on the applicable valuation date, interest will cease to accrue on the originally scheduled call date or maturity date (as the case may be).

Denomination

Unless otherwise set forth in the applicable pricing supplement, the principal amount of each Security is $1,000 and the Securities will be offered to the public at an issue price of 100% of the principal amount of each Security.

Exchange Right

You may elect to require UBS to exchange your Securities, in whole or in part, prior to the maturity date (an “Exchange Right”) on any business day during a specified period (the “exchange period”). You must comply with the exchange procedures described under “General Terms of the Securities —  Exchange Right — Exchange Procedures” below in order to exchange your Securities. If the Securities are exchanged pursuant to the exchange right, UBS will pay you, on the third business day following the applicable valuation date (the “exchange right settlement date”), an amount in cash for each exchanged Security equal to the conversion value (as defined below) plus any accrued and unpaid coupon to and including the applicable exchange right settlement date. After your Securities are redeemed pursuant to the exchange right, no further amounts will be owed to you under the exchanged Securities.

You must comply with the exchange procedures described below in order to exchange your Securities.

General Terms of the Securities

Exchange Procedures

The following procedures must be followed in order for your Securities to be exchanged pursuant to the exchange right:

➢	You must deliver an Exchange Request in substantially the form that will be attached to the applicable pricing supplement as Annex A to your broker or other person through whom you hold your Securities (your “broker”) using a delivery method acceptable to your broker. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your Securities for the relevant deadline;
➢	Your broker must deliver an Exchange Instruction in substantially the form that will be attached to the applicable pricing supplement as Annex B, to a designated affiliate of UBS (the “exchange agent”) via email and confirm receipt by phone call no later than 2:00 p.m. (New York City time) on any business day during the exchange period;
➢	The exchange agent must acknowledge receipt of the properly completed Exchange Instruction in order for your election to be effective. If the exchange agent acknowledges receipt of the Exchange Instruction on or prior to 3:00 p.m. (New York City time) on any business day during the exchange period, the effective date for your election will be that business day, provided any other requirements relating to the Securities are satisfied. If the exchange agent acknowledges receipt of the Exchange Instruction after 3:00 p.m. (New York City time) on any business day during the exchange period, the effective date for your election will be the next following business day during the exchange period, provided any other requirements relating to the Securities are satisfied. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion; and
➢	On or prior to the applicable valuation date and before the exchange right settlement date, the exchange agent will provide the relevant settlement information to your broker, and your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable exchange right settlement date.

All instructions given to participants from beneficial owners of Securities relating to the right to exchange their Securities will be irrevocable.

The calculation agent will resolve any questions that may arise as to the validity of a notice of exercise of your exchange right and the timing of receipt of a notice of exchange or as to whether and when the required deliveries have been made. Questions about the exchange requirements should be directed to UBS Securities LLC at the telephone number included in the form of Exchange Instruction attached to the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement (or the relevant annexes attached thereto), the exchange agent shall be UBS Securities LLC.

Fundamental Change Put Right

If specified as applicable in the related pricing supplement, you may elect to put your Securities to UBS, in whole or in part, prior to the first averaging date, following the closing date of a fundamental change (as defined below) where the value of the distribution property (as calculated by the calculation agent and more fully described under the heading “Reorganization Events” below on page PS-38) related to such fundamental change consists of 10% or more of cash (a “fundamental change put right”). You must comply with the put procedures described under “Put Procedures” below in order to put your Securities. If the Securities are put to UBS pursuant to an exercise of this right, UBS will pay you, on the third business day following the fundamental change put exercise date (as defined below), an amount in cash, for each Security put to UBS, equal to the principal amount of your Security plus any accrued and unpaid

General Terms of the Securities

coupon to and including the applicable fundamental change put exercise date. After your Securities are put to UBS pursuant to an exercise of the put right, no further amounts will be owed to you under the Securities put to UBS.

The calculation agent will notify holders of the closing date of a fundamental change on the tenth (10th) business day following the related closing date for such fundamental change (the “fundamental change notice date”). The notice delivered by the calculation agent will specify:

➢	the events causing a fundamental change;
➢	the closing of the fundamental change; and
➢	the fundamental change put exercise date.

Following notice from the calculation agent of the closing date of the fundamental change as described above, holders who elect to put their Securities to us will need to deliver a notice (the “Fundamental Change Put Request”) in accordance with the Put Procedures below, no later than 11 a.m. (New York City time) on the business day prior to the fundamental change put exercise date. The “fundamental change put exercise date” shall be the 15th business day following the fundamental change notice date.

A “fundamental change” will be deemed to have occurred if any of the following occurs after the date the Securities are issued:

➢	a “reorganization event” as defined below under “Reorganization Events” on page PS-38 but exclusive of the events described in clauses (d) and (e) of such definition, as the same may be supplemented by the following provisions;
➢	a “reorganization event” as described in clause (a) of the definition thereof including any recapitalization of the issuer of the underlying equity and in each case that results in such underlying equity being converted into, or exchanged for, cash, securities or other property or assets; provided however that in the event that a transaction described in this clause or in clause (c) of the definition of “reorganization event” in which the holders of all classes of the common equity of the issuer of the underlying equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause;
➢	a “reorganization event” described in clause (c) of the definition thereof including the consummation of any sale, conveyance, lease or other transfer or similar transaction in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the issuer of the underlying equity and its subsidiaries, taken as a whole, to any person other than one or more of the issuer’s subsidiaries; and
➢	a “reorganization event” described in clause (f) below or where a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the issuer of the underlying equity or its wholly owned subsidiaries files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of such issuer’s common equity representing more than 50% of the total outstanding voting power of such issuer’s common equity.

A “fundamental change” will not have occurred if the value of the distribution property (as valued by the calculation agent as described under “Reorganization Events” below) received or to be received by the common stockholders of the issuer of the underlying equity (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) relating to such transaction(s) consists of less than 10%

General Terms of the Securities

of cash. To the extent the 10% condition described above is not satisfied, the calculation agent shall make such adjustments as described under Antidilution Adjustments and/or Reorganization Events as applicable.

You must comply with the Put Procedures described below in order to put your Securities to us.

Put Procedures

The following procedures must be followed in order for you to put your Securities to UBS pursuant to this put right:

➢	You must deliver an Fundamental Change Put Request (which request is irrevocable) in substantially the form that will be attached in Annex C to the applicable pricing supplement no later than 11:00 a.m. (New York City time) on the business day prior to the fundamental change put exercise date to your broker or other person through whom you hold your Securities (your “broker”) using a delivery method acceptable to your broker. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your Securities for the relevant deadline;
➢	Your broker must deliver an Put Instruction in substantially the form that will be attached to the applicable pricing supplement as Annex D, to a designated affiliate of UBS (the “exchange agent”) via email and confirm receipt by phone call no later than 2:00 p.m. (New York City time) on the business day prior to the fundamental change put exercise date;
➢	The exchange agent must acknowledge receipt of the properly completed Put Instruction in order for your election to be effective. If the exchange agent acknowledges receipt of the Put Instruction on or prior to 3:00 p.m. (New York City time) on the business day prior to the fundamental change put exercise date, the fundamental change put right will be deemed duly received that business day, provided any other requirements relating to the Securities are satisfied. If the exchange agent acknowledges receipt of the Put Instruction after 3:00 p.m. (New York City time), the fundamental change put right will be deemed duly received the next following business day (the fundamental change put exercise date), provided any other requirements relating to the Securities are satisfied. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion; and
➢	On or prior to the third business day following the fundamental change put exercise date, the exchange agent will provide the relevant settlement information to your broker, and your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable third business day after the fundamental change put exercise date.

Holders that fail to deliver the Fundamental Change Put Request on or prior to the fundamental change put exercise date shall lose the ability to put their Securities to UBS.

Holders who have properly submitted a Fundamental Change Put Request will receive such payment on the third business day following the fundamental change purchase exercise date.

Issuer Call

UBS may, in its sole discretion, redeem your Securities in whole, but not in part, on any trading day (an “issuer call”) during a specified period (the “issuer call period”), for an amount determined as described under “General Terms of the Securities — Payment Upon an Issuer Call” plus any accrued and unpaid coupon to and including the call date. If we exercise our call right, we will notify the trustee five (5) trading days prior to the call date. The day we notify the trustee will be the “call notice date.” The

General Terms of the Securities

Securities will be redeemed five (5) trading days after the call notice date (the “call date”). We will not deliver a call notice later than the sixth trading day preceding the final valuation date.

Payment Upon an Issuer Call

➢	Upon a call date, UBS will deliver to you for each Security that you own an amount in cash equal to the greater of (i) the principal amount per Security or (ii) the conversion value plus any accrued and unpaid coupon to and including the call date.

Payment Upon Exercise of the Exchange Right or Maturity

➢	If the Securities are exchanged pursuant to an exercise of the exchange right, UBS will pay you, on the exchange right settlement date, an amount in cash for each exchanged Security equal to the conversion value plus any accrued and unpaid coupon to and including the applicable exchange right settlement date. After your Securities are exchanged pursuant to the exchange right, no further amounts will be owed to you under the exchanged Securities.
➢	Upon maturity, UBS will pay to you for each Security that you own an amount in cash equal to with respect to Securities linked to an underlying equity or underlying basket, the greater of (i) the principal amount or (ii) the arithmetic mean of the conversion values on each averaging date plus any accrued and unpaid coupon to and including the applicable maturity date.

If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The “conversion value” is an amount determined with respect to the applicable valuation date, measured as follows:

Upon Exercise of the Exchange Right and Issuer Call.  With respect to Securities linked to an underlying equity, the conversion value will be calculated as the product of the share exchange amount multiplied by the closing price of the underlying equity on the applicable valuation date.

With respect to Securities linked to an underlying basket, the conversion value will be calculated as the sum of the basket equity cash values for each basket equity. For the purposes of determining the conversion value for Securities linked to an underlying basket, the “basket equity cash value” means, with respect to a basket equity, an amount of cash equal to the product of the share exchange amount for such basket equity multiplied by the closing price of such basket equity on the applicable valuation date.

Maturity.  With respect to Securities linked to an underlying equity, the conversion value will be for each averaging date the product of the share exchange amount multiplied by the closing price of the underlying equity on such averaging date.

With respect to Securities linked to an underlying basket, the conversion value will be calculated as the sum of the basket equity cash values for each basket equity. For the purposes of determining the conversion value for Securities linked to an underlying basket, the “basket equity cash value” means, with respect to a basket equity for each averaging date the product of the share exchange amount for such basket equity multiplied by the closing price of the underlying equity on such averaging date.

“Averaging dates” means, unless otherwise specified in the applicable pricing supplement, the three consecutive trading days ending on the applicable valuation date on which the closing price is observed for purposes of determining the conversion value.

As used in this product supplement, “share exchange amount” means (i) with respect to Securities linked to an underlying equity, a number of shares of the underlying equity as specified in the applicable pricing supplement, or (ii) with respect to Securities linked to an underlying basket, for each basket equity, a

General Terms of the Securities

number of shares of such basket equity as specified in the applicable pricing supplement. The share exchange amount for an underlying equity or a basket equity may be adjusted in the case of certain corporate events as described under “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-33 and will be adjusted in the case of regular quarterly dividends that exceed or fall short of the target cash dividend as described under “General Terms of the Securities-Antidilution Adjustments—Increased and Decreased Regular Quarterly dividends” beginning on page PS-36.

A “Conversion Premium Amount” means an amount that will be specified in the applicable pricing supplement.

A “target cash dividend” means with respect to an underlying equity or each basket equity, a specific amount of regular quarterly dividends per calendar quarter as specified in the applicable pricing supplement. The first calendar quarter shall be deemed to commence on the day after the trade date specified in the applicable pricing supplement.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering may be linked to the performance of a different underlying equity or underlying basket and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying equity or underlying basket to which such offering is linked and the other terms of the Securities, and will not depend on the performance of any other offering of the Securities.

Exchange right settlement date

If the Securities are exchanged pursuant to an exercise of the exchange right, the exchange right settlement date will generally be three business days following the applicable valuation date, unless otherwise specified in the applicable pricing supplement. As described under “— Valuation Date” below, the calculation agent may postpone the applicable valuation date – and therefore the exchange right settlement date — if a market disruption event occurs or is continuing on a day that would otherwise be the applicable valuation date. We describe market disruption events under “— Market Disruption Event” below.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones an averaging date with respect to the underlying equity or any basket equity (as the case may be), the maturity date will be automatically postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. The calculation agent may postpone the final valuation date for the underlying equity or a basket equity (as the case may be) if a market disruption event occurs or is continuing with respect to such underlying equity or basket equity on a day that would otherwise be an averaging date. We describe market disruption events under “Market Disruption Events” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Valuation Date

If the Securities are subject to an issuer call, the valuation date will be the third trading day prior to the call date. If you exercise the exchange right, the valuation date will be the day on which the calculation agent determines that you have properly notified UBS of your desire for UBS to exchange the Securities in

General Terms of the Securities

accordance with the procedures described in “General Terms of the Securities —  Exchange Right — Exchange Procedures” beginning on page PS-26 or the following trading day if such day is not a trading day. If the Securities are not subject to an exercise of the exchange right or issuer call (as applicable), the valuation date will be the date specified in the applicable pricing supplement (the “final valuation date”). If the applicable valuation date is scheduled to fall on a day that is not a trading day, then such valuation date will the first trading day following the originally scheduled valuation date. In such case, the exchange right settlement date, the call date or maturity date (as the case may be) will be postponed to maintain the same number of business days or trading days between the originally scheduled valuation date and such exchange right settlement date, call date or the maturity date, as applicable.

The trade date and the final valuation date will be specified in the applicable pricing supplement.

As discussed below, if the calculation agent determines that a market disruption event occurs or is continuing with respect to the underlying equity or a basket equity on the applicable valuation date (or, in the case of maturity, on any averaging date), such valuation date for the disrupted underlying equity or basket equity (as the case may be) may be postponed.

Closing Price

The “closing price” for an underlying equity, basket equity or any other security for which a closing price must be determined on any trading day means:

➢	if the underlying equity or basket equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity or basket equity (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity or basket equity (or such other security) is listed or admitted to trading; or
➢	if, following certain corporate events affecting the underlying equity or basket equity, the underlying equity is replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency, the official closing price for such non-U.S. security on the primary foreign exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “General Terms of the Securities — Antidilution Events — Reorganization Events” on page PS-38); or
➢	if the underlying equity or basket equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or
➢	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity or basket equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Event

In the case of determining the payment upon a call date or exchange right settlement date, the calculation agent will determine the conversion value based upon the closing price(s) of the underlying equity or the basket equities (as the case may be) on the applicable valuation date specified. As described above, the applicable valuation date may be postponed with respect to the underlying equity or a basket equity (as the case may be), and thus the determination of the conversion value with respect to such valuation date may be postponed, if the calculation agent determines that, on the applicable valuation date, a market

General Terms of the Securities

disruption event has occurred or is continuing with respect to such underlying equity or basket equity. If such a postponement occurs, the calculation agent will determine the conversion value with reference to the closing price for the disrupted underlying equity or basket equity on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying equity or basket equity. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone the applicable valuation date, if it determines that one or more of the events described below has not and is not likely to materially impair its ability to determine the closing price(s) of the underlying equity or one or more basket equities. In no event, however, will the applicable valuation date be postponed by more than eight trading days.

If the determination of the conversion value is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the conversion value will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the conversion value that would have prevailed in the absence of the market disruption event for the purpose of determining the conversion value.

In the case of determining the payment on maturity, to the extent a market disruption event occurs on a given averaging date, the averaging date for the underlying equity or basket equity shall be the first succeeding valid date. If the first succeeding valid date in respect of the underlying equity or basket equity has not occurred as of the close of trading on the eighth trading day immediately following the original date that, but for the occurrence of another averaging date or market disruption event, would have been the final averaging date in relation to the relevant valuation date, then (1) that eighth trading day shall be deemed to be the averaging date (irrespective of whether that eighth trading day is already an averaging date), and (2) the calculation agent shall determine the closing price for that averaging date as specified above.

“Valid date” shall mean a trading day on which an market disruption event has not occurred and which is not a trading day or otherwise scheduled to be an averaging date.

If a particular offering of the Securities is linked to an underlying basket, a market disruption event for a particular basket equity included in such underlying basket will not necessarily be a market disruption event for another basket equity included in such underlying basket. If, on the originally scheduled valuation date, no market disruption event with respect to a particular basket equity occurs or is continuing, then the determination of the closing price for such basket equity will be made on the originally scheduled valuation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket equities.

Any of the following will be a market disruption event with respect to a particular underlying equity or basket equity related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in the underlying equity or basket equity in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;
➢	a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or basket equity in the primary market for those contracts for more than two hours of trading or during the one hour before the close of trading in that market;
➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for the underlying equity or basket equity or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying equity or basket equity in the primary market or markets for those options or contracts; or

General Terms of the Securities

➢	in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the underlying equity or any basket equity generally.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying equity or a basket equity in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying equity or basket equity.

For this purpose, for any offering of the Securities, an “absence of trading” in option or futures contracts, if available, relating to the underlying equity or a basket equity in the primary market for those contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading in the underlying equity or a basket equity (as the case may be) in the primary market for such equity, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying equity or a basket equity (as the case may be).

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Antidilution Adjustments

For any offering of the Securities, the share exchange amount of an underlying equity or a basket equity (as the case may be) is subject to adjustments by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page PS-16.

How Adjustments Will be Made

If one of the events described below occurs with respect to the underlying equity or a basket equity of an offering of the Securities and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such underlying equity or basket equity (as the case may be), the calculation agent will calculate such corresponding adjustment or series of adjustments to the share exchange amount of the affected underlying equity or basket equity (as the case may be) as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an offering of the Securities is linked to one underlying equity and an adjustment is required because of a two-for-one stock split, then the share exchange amount will be doubled. On the other hand, if an offering of the Securities is linked to an underlying basket and an adjustment is required because of a two-for-one stock split with respect to one basket equity included in such underlying basket, then the share exchange amount for such basket equity will be doubled, and no adjustment will otherwise be made with respect to the other unaffected basket equities or the underlying basket. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it

General Terms of the Securities

chooses to make and the replacement of the underlying equity or a basket equity, if applicable, in the event of a consolidation or merger of the issuer of such underlying equity or basket equity with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the share exchange amount of the underlying equity or the relevant basket equity (as the case may be).

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the share exchange amount of the affected underlying equity or basket equity (as the case may be) for the first event, then the adjusted share exchange amount for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the share exchange amount of the underlying equity or any basket equity in an underlying basket. The calculation agent may make adjustments that differ from, or that are in addition to, those described in this product supplement if the calculation agent determines that any adjustments so described do not achieve an equitable result or otherwise. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity or basket equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the share exchange amount.

If your Securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your Securities, the dividend paid by the foreign stock issuer, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

For purposes of the antidilution adjustments, if an ADS is serving as the underlying equity or a basket equity, the calculation agent will consider the effect of the relevant event on the holders of the ADS. For instance, if a holder of the ADS receives an extraordinary dividend, the provisions below would apply to the ADS. On the other hand, if a spin-off occurs, and the ADS represents both the spun-off security as well as the existing foreign stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADS is serving as the underlying equity or a basket equity, no adjustment will be made (1) if holders of ADSs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has adjusted the number of shares of foreign stock represented by each ADS so that the ADS price would not be affected by the corporate event in question.

If the foreign stock issuer or the depository for the ADSs, in the absence of any of the events described below, elects to adjust the number of shares of foreign stock represented by each ADS, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depository for the ADSs may also have the ability to make adjustments in respect of the ADS for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any

General Terms of the Securities

such adjustment by the depository, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the affected underlying equity or basket equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢	a subdivision, consolidation or reclassification of the underlying equity or a basket equity or a free distribution or dividend of shares of the underlying equity or a basket equity to existing holders of the underlying equity or basket equity by way of bonus, capitalization or similar issue;
➢	a distribution or dividend to existing holders of the underlying equity or a basket equity of:
➢	additional shares of the underlying equity or basket equity as described under “— Stock Dividends” below,
➢	other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of the underlying equity or basket equity (as may be the case), or
➢	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢	the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the underlying equity or basket equity (as the case may be) or other assets;
➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	a consolidation of the respective underlying equity issuer with another company or merger of the respective underlying equity issuer with another company; and
➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of the underlying equity or a basket equity.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited antidilution protection” on page PS-16.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the underlying equity or basket equity is subject to a stock split or a reverse stock split, then the relevant share exchange amount will be adjusted by multiplying the prior share exchange amount by the

General Terms of the Securities

number of shares that a holder of one share of such underlying equity or basket equity before the effective date of that stock split would have owned immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the underlying equity or a basket equity is subject to a stock dividend payable in shares of such underlying equity or basket equity, then the relevant share exchange amount will be adjusted by multiplying the prior share exchange amount by the sum of one and the number of additional shares issued in the stock dividend with respect to one share of such underlying equity or basket equity.

It is not expected that antidilution adjustments will be made to the share exchange amount of the underlying equity or a basket equity in the case of stock dividends payable in shares of the underlying equity or a basket equity that are in lieu of regular quarterly cash dividends payable with respect to shares of the underlying equity or basket equity.

Increased and Decreased Regular Quarterly Dividends

In addition to the other anti-dilution adjustments to the share exchange amount, we will also adjust the share exchange amount for increased regular quarterly dividends and decreased regular quarterly dividends in respect of the calendar quarters after the date of the applicable pricing supplement, provided the first calendar quarter shall be deemed to commence on the day after the trade date specified in the applicable pricing supplement. A regular quarterly dividend that is declared or made (as the calculation agent may determine) with respect to the underlying equity issuer or basket equity issuer will be deemed to be an “increased regular quarterly dividend” if its per-share value exceeds the applicable target cash dividend for that quarter, and will be deemed to be a “decreased regular quarterly dividend” if its per-share value falls below the applicable target cash dividend for that quarter. For the avoidance of doubt, a failure of the underlying equity issuer or basket equity issuer to declare or make a regular quarterly dividend payment on the underlying equity or basket equity (as determined by the calculation agent) will be deemed to be a decreased regular quarterly dividend. In general, we will adjust the share exchange amount for your Security upward in the event of an increased regular quarterly dividend and downward in the event of a decreased regular quarterly dividend, as described below. The share exchange amount will not be adjusted, however, unless the related ex-dividend date occurs after the date of the applicable pricing supplement, and on or before the applicable valuation date. However, in the event the share exchange amount is adjusted because of a failure by the underlying equity issuer or the applicable basket equity issuer to declare or make a regular quarterly dividend payment, the effective date for adjusting the share exchange amount will be the first business day immediately following the related regular quarterly ex-dividend date (or such other date that the calculation agent may determine is appropriate to ensure an equitable result). If the underlying equity issuer or the applicable basket equity issuer announces or the calculation agent otherwise determines that there will not be a regular quarterly dividend payment for any given period, the calculation agent may adjust the share exchange amount at such time as is necessary to ensure an equitable result in respect of the relevant period. In addition, the share exchange amount will not be adjusted as described below in respect of any dividend that is not a regular quarterly dividend. A dividend with respect to the underlying equity issuer or basket equity issuer will be deemed to be a regular quarterly dividend if it is any cash dividend paid on the underlying equity issuer or basket equity issuer during a calendar quarter that is neither an extraordinary dividend as defined under “— Other Dividends and Distributions” below nor the result of any other event described in this subsection entitled “— Anti-dilution Adjustments”. If an increased regular quarterly dividend or decreased regular quarterly dividend occurs in respect of one of the calendar quarters after the date of the applicable pricing supplement (provided that the first calendar quarter shall be deemed to commence on

General Terms of the Securities

the day after the trade date specified in the applicable pricing supplement), the calculation agent will adjust the share exchange amount to equal the product of (1) the prior share exchange amount times (2) a fraction, the numerator of which is the closing price of the underlying equity issuer or basket equity issuer on the business day before the related ex-dividend date (or such other date as the calculation agent may determine (in its sole discretion) is appropriate to ensure an equitable result) (a) plus the increased dividend amount or (b) minus the decreased dividend amount, as applicable, and the denominator of which is an amount equal to that closing price. The increased dividend amount equals the per-share regular quarterly dividend for that quarter minus the applicable target cash dividend, and the decreased dividend amount equals the applicable target cash dividend minus the per-share regular quarterly dividend for that quarter. If the share exchange amount is adjusted as under “— Anti-dilution Adjustments”, the calculation agent will adjust the target cash dividend to the extent (if any) it determines is appropriate to reflect the events giving rise to those other adjustments. For example, if the underlying equity issuer or basket equity issuer is subject to a 1-for-2 reverse stock split, then the calculation agent will double the target cash dividend, and if the underlying equity issuer or basket equity issuer is subject to a 2-for-1 stock split then the calculation agent will reduce the target cash dividend by half. In addition, the calculation agent may adjust the target cash dividend and/or the frequency or dates of adjustments to the share exchange amount in connection with decreased or increased dividends as it deems necessary to obtain an equitable result, including but not limited to, if the underlying equity issuer or basket equity issuer changes the frequency of regular dividend payments or pays dividends in respect of periods other than those occurring in the calendar quarters after the date of the applicable pricing supplement or in the event that any of the related ex-dividend dates do not occur. For example, if the underlying equity issuer or basket equity issuer declares regular dividends on a semi-annual basis in the future, the calculation agent will (1) make any adjustment on a semi-annual instead of a quarterly basis for any period in which the dividend frequency is so changed, and (2) use the sum of the two target cash dividends relating to that semi-annual period as the new target cash dividend. Generally, the calculation agent will not adjust the target cash dividend for an increased or decreased regular quarterly dividend as described in this section “ — Increased and Decreased Regular Quarterly Dividends”. A distribution on the underlying equity issuer or basket equity issuer that is both an “extraordinary dividend” (as defined under “— Other Dividends and Distributions”) and also an increased regular quarterly dividend or decreased regular quarterly dividend will result in an adjustment to the share exchange amount only as described under “  — Other Dividends and Distributions”. The calculation agent will make all determinations with respect to adjustments, including whether an increased regular quarterly dividend or decreased regular quarterly dividend has been paid in respect of any quarter and, if so, the nature and amount of any share exchange amount adjustment that may be made in respect of that dividend.

Other Dividends or Distributions

The share exchange amount of the underlying equity or a basket equity will not be adjusted to reflect dividends or other distributions paid with respect to such underlying equity or basket equity, other than:

➢	stock dividends described under “— Stock Dividends” above;
➢	issuances of transferable rights and warrants with respect to the underlying equity or basket equity as described under “— Transferable Rights and Warrants” below;
➢	if the underlying equity or basket equity is common stock in a specific company, distributions that are spin-off events described under “— Reorganization Events” beginning on page PS-38;
➢	increased regular quarterly dividends or decreased regular quarterly dividends described under “— Increased and Decreased Regular Quarterly Dividends”; and
➢	extraordinary cash dividends described below.

General Terms of the Securities

For any offering of the Securities, a dividend or other distribution with respect to the underlying equity or a basket equity will be deemed to be an extraordinary dividend if it is not declared pursuant to a policy or practice of paying such dividends on a quarterly or other regular basis.

If an extraordinary dividend occurs with respect to the underlying equity or a basket equity and is payable in cash, then the relevant share exchange amount will be adjusted by multiplying the prior share exchange amount by the ratio of the closing price of such underlying equity or basket equity on the trading day before the ex-dividend date to the amount by which that closing price exceeds the extraordinary cash dividend amount, provided that to the extent that an extraordinary cash dividend is paid in connection with a reorganization event, as defined under “— Reorganization Events” below, that dividend will constitute “distribution property” and adjustments shall be made as specified under that section.

The extraordinary cash dividend amount with respect to an extraordinary dividend for the underlying equity or basket equity equals:

➢	for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity or basket equity minus the target cash dividend; or
➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

Distributions payable to the holders of the underlying equity or a basket equity that is both an extraordinary cash dividend as well as shares of such underlying equity or basket equity, or an issuance of rights or warrants with respect to the underlying equity or a basket equity. For the avoidance of doubt, the calculation agent will adjust for an extraordinary cash dividends (i) paid in lieu of a regular quarterly dividends or (ii) not paid in connection with a reorganization events under this section and not under “ — Increased and Decreased Regular Quarterly Dividends”. All non-cash distribution property will result in adjustments to the relevant share exchange amount as described under “— Stock Dividends” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the underlying equity issuer of the underlying equity or a basket equity issues transferable rights or warrants to all holders of such underlying equity or basket equity to subscribe for or purchase such underlying equity or basket equity at an exercise price per share that is less than the closing price of such underlying equity or basket equity on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the relevant share exchange amount or any other terms of the Securities as the calculation agent determines appropriate to account for the economic effect of such issuance.

Reorganization Events

For any offering of the Securities in which the applicable underlying equity or a basket equity is common stock in a specific company (“underlying stock”), each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the underlying stock,
(b)	the issuer of the underlying stock, or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,
(c)	any statutory exchange of securities of the issuer of the underlying stock or any successor entity with another corporation occurs, other than pursuant to clause (b) above,

General Terms of the Securities

(d)	the issuer of the underlying stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,
(e)	the issuer of the underlying stock issues to all of its shareholders stock securities of a company other than the issuer of the underlying stock, other than in a transaction described in clauses (b), (c) or (d) above (a “spin-off event”), or
(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of the underlying stock and is consummated for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”).

If a reorganization event occurs with respect to an underlying stock, then the determination of the conversion value will be made by the calculation agent based upon the amount, type and value of property or properties — whether securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of the underlying stock prior to the reorganization event would have been entitled to receive in, or as a result of, the reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non-U.S. company and quoted and traded in a foreign currency. Accordingly, in such circumstances, payment upon an exchange right settlement date, call date or at maturity will be based upon the value of such distribution property. An extraordinary cash dividend paid in connection with a reorganization event will constitute “distribution property”and adjustments shall be made as specified under this section. No interest will accrue on any distribution property.

If an offering of the Securities is linked to an underlying basket and a reorganization event occurs with respect to a basket equity, the required adjustment will be made with respect to that basket equity, as if it alone were the underlying stock. More specifically, the distribution property will only replace the affected basket equity in the determination of the conversion value by the calculation agent, taking into consideration the weight of the affected basket equity in the underlying basket, and no adjustment will be made with respect to the other unaffected basket equities.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a foreign currency), the calculation agent will use the closing price of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the applicable underlying stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the applicable underlying stock that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to an underlying stock and the calculation agent adjusts such underlying stock to consist of the distribution property as described above (with corresponding adjustments to the share exchange amount of the underlying stock), the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying stock (with corresponding adjustments to the share exchange amount of the underlying stock) for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if the shares of the applicable underlying stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying stock.

General Terms of the Securities

For example, if an offering of the Securities is linked to one underlying stock and the respective issuer of the underlying stock merges into another company and each share of the underlying stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the underlying stock for each Security in that particular offering will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the adjusted underlying stock for each Security in the particular offering to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled “— Antidilution Adjustments”, as if the common shares were issued by the respective issuer of the underlying stock. In that event, the cash component will not be adjusted but will continue to be a component of the underlying stock for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs and any amounts due at maturity of the Securities, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency) distributed in, or as a result of, the event will be substituted for the applicable underlying stock as described above. Consequently, in this product supplement, references to an applicable underlying stock, underlying equity or basket equity, where applicable, mean any distribution property that is distributed in a reorganization event and comprises an adjusted underlying stock for the particular offering of the Securities. Similarly, references to the respective issuer of the affected underlying stock, underlying equity or basket equity include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a foreign currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing price of the non-U.S. securities) on the applicable valuation date (or, in the case of maturity, on any averaging date), the closing price of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable pricing supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the arithmetic mean (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the applicable valuation date in the aggregate amount of the applicable foreign currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If an ADS is serving as the underlying equity or a basket equity and the foreign stock represented by such ADS is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADSs are not eligible to participate in such reorganization event or (2) to the extent that the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has made adjustments to account for the effects of such reorganization event. However, if holders of

General Terms of the Securities

ADSs are eligible to participate in such reorganization event and the calculation agent determines that the foreign stock issuer or the depositary for the ADSs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

If an offering of the Securities is linked to an underlying basket and a reorganization event occurs with respect to a basket equity whereby such basket equity is exchanged for distribution property that consists solely of cash (a “share-for-cash event”), then, on the third trading day immediately following the closing date of such share-for-cash event, the calculation agent shall reduce the basket weighting of the affected basket equity to zero and increase the basket weightings for the non-affected basket equities pro rata based on their respective basket weightings immediately prior to the share-for-cash event. In such case, the calculation agent will make a corresponding adjustment to the share exchange amount for each basket equity based upon the adjusted basket weightings. However, the calculation agent may only make the foregoing adjustment with respect to a share-for-cash event for the first two share-for-cash events that occurs during the term of the Securities. Any subsequent share-for-cash event during the term of the Securities will result in replacement of the affected basket equity with the relevant distribution property in accordance with the procedures described above.

If an offering of the Securities is linked to an underlying basket and two or more issuers of basket equities are subject to a merger, combination or consolidation with each other, irrespective of the foregoing, the distribution property that results from such merger, combination or consolidation will replace all of the affected basket equities (with no adjustment to any basket equities not affected by the merger, combination or consolidation). No further adjustments will be made to the composition of the underlying basket and no replacement basket equity will be added to the underlying basket. The calculation agent will, as soon as reasonably practicable after it becomes aware of such event, determine whether such merger, combination or consolidation has a diluting or concentrative effect on the theoretical value of the affected basket equities, and, if so, will make the corresponding adjustment(s), if any, to any relevant share exchange amounts, and any other relevant terms, as the calculation agent determines appropriate to account for that diluting or concentrative effect.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Securities. Although the terms of the Securities may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the

General Terms of the Securities

accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. Dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

General Terms of the Securities

Manner of Payment

Any payment on your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment in accordance with the applicable procedures of the depositary.

Regular Record Dates for Interest

Unless otherwise specified in the applicable pricing supplement, the regular record date relating to a coupon payment date for the Securities will be the business day prior to the coupon payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 P.M., New York City time, on that day.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. securities exchange(s) or market(s) on which the underlying equity or any basket equity is listed or admitted for trading or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted for trading.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the value of your Securities at maturity, market disruption events, antidilution adjustments, business days, trading days, increased and decreased dividend amounts, the default amount, the initial price, the share exchange amount, the conversion value, closing prices and the amount payable in respect of your Securities, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of the underlying equity or basket equities, listed and/or over-the-counter options, futures or exchange-traded funds on the underlying equity or the basket equities prior to and/or on the applicable trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions in the underlying equity or basket equities;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the underlying equity or the basket equities; or
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or foreign equity markets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the final valuation date for your Securities. That step may involve (i) sales or purchases of the underlying equity or basket equities, (ii) listed or over-the-counter options, futures, exchange-traded funds or other instruments on the underlying equity or basket equities or (iii) listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the underlying equity or basket equities or markets relating to the underlying equity or basket equities. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See “Risk Factors” beginning on page PS-14 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or currencies,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a regulated investment company or a real estate investment trust,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Supplemental U.S. Tax Considerations

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

Tax Treatment of Securities.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Securities should be treated for United States federal income tax purposes as debt instruments subject to special rules governing contingent payment debt instruments (“CPDIs”). We intend to treat the Securities consistent with this approach and, pursuant to the terms of the Securities, you agree to treat the Securities in accordance with such treatment. The balance of this summary is based on the characterization and treatment of the Securities as described above.

Accrual of Original Issue Discount.

Under the Treasury regulations governing CPDIs, accruals of income, gain and loss with respect to CPDIs are determined under the “noncontingent bond method.” Under the noncontingent bond method, U.S. holders of the Securities will accrue original issue discount (“OID”) over the term of the Securities based on the Securities’ “comparable yield.” In general, the comparable yield of a CPDI is equal to the yield at which its issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the CPDI, including the level of subordination, term, timing of payments, and general market conditions. Solely for purposes of determining the amount of OID that you will be required to accrue, upon your request we will provide you with the comparable yield for the Securities and a projected payment schedule representing payments, the amount and timing of which would produce the yield to maturity on the Securities equal to the comparable yield. For U.S. federal income tax purposes you are required to use the comparable yield and the projected payment schedule determined by us to calculate your interest income and OID from the Securities, unless you timely disclose and justify to the Internal Revenue Service on your tax return the use of a different comparable yield and projected payment schedule.

It is not entirely clear how, under the rules governing contingent payment debt instruments, the maturity date for debt instruments (such as your Securities) that provide for an exchange right should be determined for purposes of computing the comparable yield and projected payment schedule. It would be reasonable, however, to compute the comparable yield and projected payment schedule for your Securities (and we intend to make the computation in such a manner) based on the assumption that your Securities will remain outstanding until the stated maturity.

You may obtain the comparable yield and the projected payment schedule by contacting UBS at (203) 719-8500.

The comparable yield and projected payment schedule are provided to you solely to comply with the applicable U.S. federal income tax regulations. Neither the comparable yield nor projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on a Security.

You will be required for U.S. federal income tax purposes to accrue an amount of OID for each coupon accrual period prior to and including the maturity or earlier sale, exchange, put or call of your Securities that equals the product of (i) the “adjusted issue price” of your Securities (as defined below) as of the beginning of such accrual period, (ii) the comparable yield of the Securities, adjusted for the length of the accrual period, and (iii) the number of days during the accrual period that you held the Securities divided by the number of days in the accrual period. The “adjusted issue price” of a Security at any time generally will be its issue price increased by any interest income previously accrued and decreased by the projected

Supplemental U.S. Tax Considerations

amounts of all prior payments with respect to the Securities, determined without regard to any positive or negative adjustments to interest accruals described below. The issue price of the Securities will be the first price at which a substantial amount of the Securities are sold and will generally be set forth in the applicable pricing supplement with respect to each issuance of Securities. These rules will generally require you to include income in excess of the scheduled interest payments on your Securities.

If you purchase the Securities for an amount that differs from the Securities’ adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Securities and the Securities’ adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. If you purchase the Securities for an amount that is less than the adjusted issue price of the Securities, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Securities to the extent of amounts allocated to a change in expectations as to the amount of the single projected payment at maturity. If you purchase the Securities for an amount that is greater than the adjusted issue price of the Securities, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the securities to the extent of amounts allocated to a change in expectations as to the amount of the single projected payment at maturity. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Securities at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

Taxation at Maturity or upon an Exercise of the Exchange Right, Fundamental Change Put Right or Issuer Call or Sale or Exchange or Other Disposition of Securities

Upon the maturity or upon the exercise of the exchange right, fundamental change put right or an issuer’s call or upon sale, exchange or other taxable disposition, you will generally recognize gain or loss equal to the difference, if any, between the amount realized with respect to your Securities and your adjusted tax basis in the Securities. Your adjusted tax basis in your Securities should generally equal the amount you paid for your Securities, increased by the amount of interest income previously accrued in respect of the Securities and decreased by the projected amount of all prior payments with respect to the Securities and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make with respect to your Securities under the rules described above. Any gain would generally be ordinary interest income and any loss would be ordinary loss to the extent of interest and OID included in your income with respect to the Securities in such year or in previous years, and then as capital loss. The deductibility of capital losses is subject to limitations. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years. If you are a noncorporate United States holder, any ordinary loss should not be subject to the two percent floor limitation of miscellaneous itemized deductions.

Supplemental U.S. Tax Considerations

Alternative Treatments.

While the we intend to treat the Securities as CPDIs, and you agree to treat the Securities as such pursuant to the terms of the Securities, it is possible that the Internal Revenue Service (the “IRS”) could assert that the Securities do not constitute indebtedness for U.S. federal income tax purposes. In the event that the IRS were to adopt such a contrary view and ultimately prevail, the amount, timing and character of income, gain or loss in respect of the Securities could be materially different from what is described above. If the Securities are not characterized as indebtedness, then their classification for U.S. federal income tax purposes would be uncertain and a number of tax characterizations would be possible. Prospective U.S. holders should consult their tax advisors with respect to the U.S. federal income tax consequences to them of an investment in the Securities, including any possible alternative characterizations and treatments.

Medicare Tax on Net Investment Income.

Beginning in 2013, United States holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. United States holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets.

Under recently enacted legislation, United States holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions.

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. A loss with respect to the Securities in excess of certain thresholds may be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting.

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,

Supplemental U.S. Tax Considerations

➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Under recent legislation, reporting requirements and backup withholding may also apply to certain payments to corporate United States holders.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Security effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.

This subsection describes the tax consequences to a non-United States holder. You are a non-United States holder if you are the beneficial owner of the Security and are, for United States federal income tax purposes:

➢	a nonresident alien individual;
➢	a foreign corporation; or
➢	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you. This discussion assumes that the debt security or coupon is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or either attributes of the debtor or a related party.

Supplemental U.S. Tax Considerations

Subject to Section 871(m) and FATCA (as discussed below), if you are not a United States holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if (1) you comply with certain certification and identification requirements as to your foreign status including providing a fully completed and duly executed applicable Internal Revenue Service (“IRS”) Form W-8, (2) you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (3) you are not a controlled foreign corporation that is related to us through stock ownership, and (4) you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business. Gain from the sale or exchange of the Securities or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-United States holder in the United States or unless the non-United States holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

Further, we will not attempt to ascertain whether the issuer of any of the underlying equity would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of one or more of such underlying equity were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting gain on a taxable disposition of the Securities to U.S. net income tax and proceeds from such taxable disposition to 10% withholding.

Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to certain equity-linked instruments, including possibly the Securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for securities acquired on or after March 5, 2014. If withholding is required, we (or the applicable withholding agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. You should consult with your tax advisor concerning the potential application of Section 871(m) of the Code (and the regulations issued thereunder) to payments you receive on the Securities. Further, non-United States holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act.

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Supplemental U.S. Tax Considerations

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to a recently issued Internal Revenue Service Notice, FATCA withholding on “withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of labor has issued five prohibited transaction class exemptions (“The PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-44, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.